Exhibit 99.1

SIGA Reports Financial Results for Three and Twelve Months Ended December 31, 2021

- Approximately $113 Million of U.S. Product Sales in 2021 –

- Approximately $13 Million of International Product Sales in 2021 –

- Corporate Update Conference Call Today at 4:30 PM ET -

March 3, 2022, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and twelve months ended December 31, 2021.

“SIGA’s fourth quarter and annual financial results are highlighted by approximately $113 million of product sales in connection with deliveries of oral TPOXX® to the U.S. government,” said Phil Gomez, CEO of SIGA. “With many industries, including the pharmaceutical industry, facing significant supply chain challenges, the delivery of approximately $125 million of oral TPOXX to the U.S. and Canadian governments required significant coordination and diligence in managing production, packaging and delivery; as such, I am grateful for an excellent team at SIGA and outstanding supply chain partners for the delivery of oral TPOXX in challenging circumstances.  I would also like to thank the incredible teams at our government partners in the U.S. and Canada who worked with us to ensure delivery of TPOXX in a timely manner, especially given their significant ongoing COVID-19 responsibilities.  Timely deliveries of TPOXX are excellent examples of strong public-private partnerships.”

Summary Financial Results
($ in millions, except per share amounts)

Three Months Ended December 31, 2021 in comparison to Three Months Ended
December 31, 2020

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2020

Total Revenues	$115.4	$37.8
Operating Income (1)	$94.0	$26.8
Income before Income Taxes (1)	$93.9	$26.2
Net Income	$73.2	$20.1
Diluted Income per Share	$0.98 per share	$0.26 per share

Year Ended December 31, 2021 in comparison to Year Ended December 31, 2020

	Year Ended December 31, 2021	Year Ended December 31, 2020

Total Revenues	$133.7	$125.0
Operating Income (1)	$89.1	$84.5
Income before Income Taxes (1)	$89.3	$73.5
Net Income	$69.5	$56.3
Diluted Income per Share	$0.91 per share	$0.71 per share

(1) Operating Income excludes, and Income before Income Taxes includes, costs in connection with the retirement of the Company’s term loan, interest expense, interest income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Recent Activities and Recap for 2021:

•
In January 2022, the European Medicines Agency (EMA) approved the marketing authorisation application (MAA) for oral Tecovirimat SIGA®, the same formulation that was approved by the U.S. Food and Drug Administration (FDA) in July 2018 under the brand name TPOXX®. The approved EMA label has a broader indication for use to treat smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox.  Earlier in December 2021, Health Canada approved oral TPOXX (tecovirimat) as an extraordinary use drug for the treatment of human smallpox disease.  The MAA was filed as part of the EMA centralized application process, which, upon approval, enables sales, including procurement for stockpiling, of oral tecovirimat in all European Union (EU) member states, as well as Norway (which separately approved the product in February 2022), Iceland, and Liechtenstein.

•
In January 2022, SIGA announced a research collaboration with Bioarchitech, a United Kingdom-based biotech company developing immunotherapy for the treatment of cancer. This collaboration will investigate TPOXX (tecovirimat) in combination with Bioarchitech’s proprietary vaccinia-based immunotherapy platform in preclinical studies. This platform utilizes engineered antibodies and other proteins expressed within the genome of an oncolytic virus. Cancer cells infected by the vaccinia virus release these potent immunotherapy molecules into the tumor where they orchestrate the destruction of malignant cells using the patient’s own immune system.

•	In the fourth quarter of 2021, the Company delivered approximately $113 million of oral TPOXX to the U.S. government.

•	For 2021, the Company had approximately $13 million of international sales. In comparison, international sales were approximately $2 million in 2020.

Share Repurchase Activity

During the fourth quarter of 2021, SIGA repurchased approximately 0.8 million shares of its common stock, for approximately $5.8 million.  For the full year, the Company repurchased approximately 3.8 million shares of its common stock for approximately $26.0 million, which amounts to approximately 5% of shares outstanding as of the start of the year.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, March 3, 2022, at 4:30 P.M. ET.

Participants may access the call by dialing 1-877-425-9470 for domestic callers or 1-201-389-0878 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 13725422. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX, also known as tecovirimat and ST-246, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the U.S. government maintains a stockpile of TPOXX for treatment of smallpox. Over the past decade, the U.S. government has procured, or has current orders for, approximately $705 million of TPOXX for national preparedness.   The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018.  The full label is here: https://dailymed.nlm.nih.gov/dailymed/drugInfo.cfm?setid=fce826ab-4d6a-4139-a2ee-a304a913a253.  In September 2018, SIGA signed a contract potentially worth more than $600 million with BARDA for procurement and development related to both oral and intravenous formulations of TPOXX. The same oral formulation was approved by the EMA in January 2022, and Health Canada in December 2021. For more information about SIGA, please visit www.siga.com.

About Smallpox1

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption. Such disruption, and the associated risks and costs, are expected to continue for an indeterminate period of time. Given the uncertain future course of the COVID-19 pandemic, and the uncertain scale and scope of its future direct and indirect impact, the Company is continually reviewing business and financial risks related to the pandemic and seeking coordination with its government partners with respect to the performance of current and future government contracts. Additionally, the Company is continually coordinating with service providers and vendors, in particular Contract Manufacturing Organizations ("CMOs") that constitute our supply chain, with respect to actions and risks caused by the COVID-19 pandemic.

The Company has not currently identified or been notified by government customers of impediments to the continued full performance of their government contracts. With regard to day-to-day operations, the COVID-19 pandemic, and the secondary effects of the pandemic, have at times slowed the daily pace of execution of government contracts as well as new contract generation. For example, U.S. and foreign government staffs overseeing health security preparedness have been involved directly or indirectly in governmental responses to the pandemic, which has diverted government staff time that would normally be directed toward contract matters involving SIGA. Additionally, the COVID-19 pandemic, and the secondary effects of the pandemic have increased the risk of delays in connection with a broad range of operational activities, including: supply chain procurement of raw materials and manufacturing; and certain research and development activities, such as those that involve clinical trials. While the Company does not currently expect any pandemic-related delays in such operational activities to have a material adverse impact on the financial condition or annual financial results of the Company, or its long-term performance, the Company cannot give assurances as to the full extent of the impact at this time.

Overall, while the COVID-19 pandemic has not adversely affected the liquidity position of the Company, the pandemic has diverted foreign government staff time normally directed toward contract matters involving SIGA and has affected and could continue to affect the timing of international contract awards for oral TPOXX. Additionally, although SIGA has completed delivery of TPOXX courses covered by the procurement option exercised in 2021, the pandemic could result in a slower pace of future product deliveries if the pandemic results in shortages or delays in the receipt by the supply chain of raw materials or supplies. Furthermore, Executive Order 14042 by the President of the United States, which subjects federal prime contractors and subcontractors to certain vaccination requirements and other COVID-19 related safety measures, could have a material impact on the availability and/or timing of services provided to SIGA by certain vendors for supply chain activities and research and development activities if such Executive Order survives any legal challenges that may be pursued. If the general negative effect of the COVID-19 pandemic becomes more acute, including due to resurgences in infections or lack of vaccination, there could be material adverse effects to our business and cash flows.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, as well as the impact of COVID-19 on SIGA’s business. Forward-looking statements may be identified by words or phrases such as “believes,” “estimates,” “expects,” “may,” “will,” “would,” “can,” “could,” and similar words and phrases. Such forward-looking statements are based on current expectations and assumptions and subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that the U.S. Biomedical Advanced Research and Development Authority (“BARDA”) elects, in its sole discretion as permitted under the BARDA Contracts (as defined below), not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under its contracts with BARDA (the “BARDA Contracts”) on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contracts are modified or canceled at the request or requirement of the U.S. government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to successfully market TPOXX internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk that the COVID-19 pandemic could impact SIGA’s operations by disrupting SIGA’s supply chain for the manufacture of TPOXX, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) the risk that the U.S. or foreign governments’ responses (including inaction) to national or global economic conditions or infectious diseases such as COVID-19 are ineffective and may affect SIGA’s business adversely, and (xv) other risk factors discussed in Item 1A. “Risk Factors” of SIGA’s Annual Report on Form 10-K for the year ended December 31, 2021, and in SIGA’s subsequent filings with the U.S. Securities and Exchange Commission. These documents are publicly available at the SEC’s website at http://www.sec.gov and SIGA’s website at https://investor.siga.com. Forward-looking statements are current only as of the date on which such statements were made, and except as may be otherwise required by law, we undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events, or otherwise.

The information contained in this press release does not necessarily reflect the position or the policy of the U.S. government and no official endorsement should be inferred. The information contained on the websites referenced herein is not incorporated by reference into this press release.

Investor Contacts:
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

1 http://www.mayoclinic.org/diseases-conditions/smallpox/basics/definition/con-20022769

SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
As of

	December 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$103,138,819	$117,890,240
Accounts receivable	83,650,450	3,340,263
Inventory	19,510,379	20,265,519
Prepaid expenses and other current assets	2,453,444	2,112,069
Total current assets	208,753,092	143,608,091

Property, plant and equipment, net	2,365,957	2,103,990
Deferred tax asset, net	2,422,607	2,544,053
Goodwill	898,334	898,334
Other assets	286,585	676,923
Total assets	$214,726,575	$149,831,391
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,028,004	$1,278,217
Accrued expenses and other current liabilities	9,252,812	8,285,738
Income tax payable	19,207,042	919,555
Total current liabilities	30,487,858	10,483,510
Warrant liability	6,521,441	6,639,211
Other liabilities	3,402,869	2,915,401
Total liabilities	40,412,168	20,038,122
Commitments and contingencies (Note 13)
Stockholders' equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 73,543,602 and 77,195,704 issued and outstanding at December 31, 2021 and December 31, 2020, respectively)	7,354	7,720
Additional paid-in capital	226,070,308	224,978,430
Accumulated deficit	(51,763,255)	(95,192,881)
Total stockholders' equity	174,314,407	129,793,269
Total liabilities and stockholders' equity	$214,726,575	$149,831,391

SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
For the Years Ended December 31

	2021	2020	2019
Revenues
Product sales and supportive services	$126,802,536	$115,471,071	$11,190,064
Research and development	6,867,918	9,488,233	15,552,021
Total revenues	133,670,454	124,959,304	26,742,085

Operating expenses
Cost of sales and supportive services	16,601,880	14,797,419	1,782,838
Selling, general and administrative	17,323,429	14,003,184	13,252,136
Research and development	9,942,194	10,938,930	13,303,149
Patent expenses	710,152	719,141	726,105
Total operating expenses	44,577,655	40,458,674	29,064,228
Operating income (loss)	89,092,799	84,500,630	(2,322,143)
Gain (loss) from change in fair value of warrant liability	117,770	(3,525,846)	5,091,256
Loss on extinguishment of Term Loan	—	(4,981,461)	—
Interest expense	—	(3,016,817)	(15,769,768)
Other income, net	101,172	532,085	2,822,232
Income (loss) before income taxes	89,311,741	73,508,591	(10,178,423)
(Provision) benefit for income taxes	(19,860,975)	(17,166,581)	2,937,276
Net and comprehensive income (loss)	$69,450,766	$56,342,010	$(7,241,147)
Basic earnings (loss) per share	$0.92	$0.71	$(0.09)
Diluted earnings (loss) per share	$0.91	$0.71	$(0.15)
Weighted average shares outstanding: basic	75,322,194	79,259,000	81,031,254
Weighted average shares outstanding: diluted	76,402,716	79,437,306	82,175,023